Exhibit 4.2

NUMBER	SHARES
C-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G6455A 107

NETFIN ACQUISITION CORP.

CLASS A ORDINARY SHARES

THIS CERTIFIES THAT               is the owner of                  Class A Ordinary shares, par value $0.0001 per share (each, a “Class A Ordinary Share”), of Netfin Acquisition Corp., a Cayman Islands exempted company (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

Netfin Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	___________ Custodian ___________
(Cust) (Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			_____________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,                        hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Class A Ordinary Shares represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Class A Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated          , the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the Class A Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, or (ii) if the holder(s) properly redeem for cash his, her or its respective Class A Ordinary Shares represented by this certificate in connection with (x) a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination or (y) a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to provide for the redemption of the Class A Ordinary Shares sold in the Company’s initial public offering in connection with an initial business combination or to redeem 100% of the Class A Ordinary Shares if it does not consummate an initial business combination within the time set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.